Exhibit 99.1
For additional information contact:

Stephen C. Kircher, CEO	Ted Haberfield, Vice President
Solar Power, Inc.	HC International, Inc.
(916) 745-0900	(760) 755-2716
thaberfield@hcinternational.net
Solar Power, Inc. Announces First Quarter 2009
Financial Results
ROSEVILLE, Calif.—May 14, 2009 — Solar Power, Inc. (OTCBB:SOPW), an international vertically integrated manufacturer of photovoltaic (PV) modules, balance-of-system components, and marketer, designer and installer of PV solar electric systems for commercial, public and U.S. residential customers today announced results for the first quarter ended March 31, 2009.
First Quarter of 2009 Results:
Net sales for the first quarter of 2009 were $5.8 million compared to $5.8 million in net sales in the first quarter of 2008. This is attributed to a slowdown of the global economy and a lack of credit in both commercial and residential solar market segments.
Gross profit for the first quarter of 2009 was $633 thousand, or 11.0% of sales, compared to $33 thousand, or 0.6% of sales, for the first quarter of 2008.
Operating expenses for the first quarter of 2009 were $3.3 million (57.2% of sales) compared to $2.8 million (48.3% of sales) for the same period last year. Other expenses, net, including interest and taxes were $14 thousand. Net loss for the first quarter of 2009 was $2.7 million, or $0.07 per basic and diluted share, compared to a net loss of $2.8 million, or $0.07 per basic and diluted share, in the first quarter of 2008. Weighted average number of common shares outstanding used in computing basic and diluted per share amounts at March 31, 2009 and 2008 were 37,913,965 and 37,594,538, respectively.
Balance Sheet:
Assets included cash and cash equivalents at March 31, 2009 of $1.9 million and accounts receivable and costs and estimated earnings in excess of billings of $5.0 million. Inventory was $5.6 million. Common shares outstanding at March 31, 2009 were 37,933,826.
Recent Company Highlights:
•	The Company secured approximately $23 million in new contracts for commercial sales that include Aerojet, Costco and Cox Enterprises.

•	The Company sold and shipped one megawatt in modules to Conergy Korea

•	The Company’s SP200 module has been ranked number three by the California Energy Commission (“CEC”), placing it in the upper echelon of top performing modules within its class on the market today.

•	The Company signed three new franchisees; Pueblo, Colorado, Helena/Yellowstone, Montana and Central Sierra, California territories.

•	The Company’s first east coast franchisee completed the build out its Cary, North Carolina retail energy outlet and officially opened for business.

•	The Company filed patent applications for two new product designs.
Management Comments:
“The first quarter of 2009 was challenging for most solar companies and we were no exception,” said Steve Kircher, CEO of Solar Power, Inc. “The lack of available credit hampered solar system construction in general, while the credit crisis in Europe along with significant weather issues sharply affected sales to the region.”
“Despite challenging market conditions, our pipeline of projects remains strong. Over the last 3 months we have won approximately $23 million in commercial projects that we will be building this summer. Among these wins is a 3.5-megawatt system for Aerojet, a 500-kilowatt system for Costco and two follow-on projects with Cox Enterprises. Each of these recent wins represents continued successful execution of our repeatable footprint commercial business development strategy,” Mr. Kircher concluded.
“During the first quarter we also continued to aggressively pursue our international sales strategy and successfully completed an initial order of 1 megawatt in module sales to Conergy in Korea,” Mr. Kircher continued. “We also see interest growing internationally in our product innovations as inquiries into both our SkyMountTM and Peaq’ Solar Canopy systems grow. Our U.S. residential franchise business, Yes! Solar SolutionsTM, has signed three new franchisees during the first quarter. Our North Carolina franchisee successfully opened a Yes! Solar SolutionsTM energy outlet on May 2nd in Cary, North Carolina and is ramping system sales on schedule,” added Mr. Kircher.
“Backed by the expertise of an experienced, diverse and complete management team, we are well positioned to capitalize on the opportunities offered by growing global demand for solar. As we enter the second quarter of 2009, our pipeline of opportunities is the largest it has been in Company history,” Mr. Kircher concluded.
2009 Outlook:
Despite tight credit markets and economic slowdown in both the commercial and residential channels, the Company expects revenues to grow throughout the balance of the year as newly passed solar incentives in the U.S. market and new financing programs for both residential and commercial customers become available. Management expects the sales of solar kits including SkyMountTM commercial racking systems to international customers will result in year-over-year revenue growth for the direct sales channel. The Company reiterates its estimate of 2009 revenue to be $75.8 million to $80.5 million, an increase of 60% to 70% over 2008.
Conference Call Information:
The conference call will take place at 4:30pm EDT on Thursday, May 14, 2009. Interested participants should call 1-877-941-1466 when calling within the United States or 1-480-629-9644 when calling internationally.
A playback will be available through May 21, 2009. To listen, please call 1-800-406-7325 within the United States or 1-303-590-3030 when calling internationally. Utilize the pass code 4070785 for the replay.
This call is being webcast by ViaVid Broadcasting and can be accessed by clicking on this link http://viavid.net/dce.aspx?sid=000063C1, or visiting www.solarpowerinc.net, or at ViaVid’s website at www.viavid.net, where the webcast can be accessed through May 21, 2009.

About Solar Power, Inc.:
Founded in 2005, Solar Power, Inc. is a vertically integrated solar energy solution provider offering the North American commercial and public sector building markets a complete solution through a single brand. The company’s Yes! Solar SolutionsTM subsidiary provides the U.S. small- to mid-sized business and residential market segments with turnkey PV solar systems through a growing retail franchise network. Throughout Europe and Asia, the company sells its products direct to distributors and turnkey solutions providers. Solar Power, Inc. operates from its Roseville, California headquarters.
Safe Harbor Statement:
The earnings release and conference call may contain certain “forward-looking statements” relating to the business of Solar Power, Inc., its subsidiaries and the solar industry, which can be identified by the use of forward looking terminology such as “believes, expects” or similar expressions. The forward looking statements contained in this press release include statements regarding the Company’s ability to execute its growth plan and meet revenue and sales estimates. These statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in the Company’s reports filed with the Securities and Exchange Commission. Solar Power, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

SOLAR POWER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for share data)

	As of	As of December
	March 31, 2009	31, 2008
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,907	$5,915
Accounts receivable, net of allowance for doubtful accounts of $275 and $49 at March 31, 2009 and December 31, 2008, respectively	4,705	3,010
Costs and estimated earnings in excess of billings on uncompleted contracts	298	294
Inventories, net	5,606	4,665
Prepaid expenses and other current assets	817	771
Restricted cash	527	527

Total current assets	13,860	15,182

Goodwill	435	435
Restricted cash	273	—
Property, plant and equipment, net	1,978	2,178

Total assets	$16,546	$17,795

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,796	$3,916
Accrued liabilities	2,634	3,058
Income taxes payable	248	248
Billings in excess of costs and estimated earnings on uncompleted contracts	37	160
Loans payable and capital lease obligations	339	342

Total current liabilities	9,054	7,724
Loans payable and capital lease obligations, net of current portion	228	311
Deferred revenue	155	125
Total liabilities	9,437	8,160

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, par $0.0001, 20,000,000 shares authorized, none issued and outstanding at March 31, 2009 and December 31, 2008	—	—
Common stock, par $0.0001, 100,000,000 shares authorized 37,933,826 and 37,771,325 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	4	4
Additional paid in capital	28,192	28,029
Accumulated other comprehensive loss	(221)	(222)
Accumulated deficit	(20,866)	(18,176)

Total stockholders’ equity	7,109	9,635

Total liabilities and stockholders’ equity	$16,546	$17,795

SOLAR POWER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share data)

	For the Three Months Ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)

Net Sales	$5,781	$5,833
Cost of goods sold	5,148	5,800

Gross profit	633	33

Operating expenses:
General and administrative	2,302	2,145
Sales, marketing and customer service	798	549
Engineering, design and product management	206	126

Total operating expenses	3,306	2,820

Operating loss	(2,673)	(2,787)

Other income (expense):
Interest expense	(12)	(27)
Interest income	3	39
Other expense, net	(5)	—

Total other income (expense)	(14)	12

Loss before income taxes	(2,687)	(2,775)

Income tax expense	3	3

Net loss	$(2,690)	$(2,778)

Net loss per common share
Basic and diluted	$(0.07)	$(0.07)

Weighted average number of common shares used in computing basic and diluted per share amounts	37,913,965	37,594,538